EXHIBIT 21.1

                     SUBSIDIARIES OF EVEREST RE GROUP, LTD.


The following is a list of Everest Re Group, Ltd. subsidiaries:

       Name of Subsidiary                         Jurisdiction of Incorporation
------------------------------------              -----------------------------
Everest Reinsurance Holdings, Inc.                          Delaware
   Everest Reinsurance Company                              Delaware
     Everest Indemnity Insurance Company                    Delaware
     Everest Insurance Company of Canada                    Canada
     Everest National Insurance Company                     Arizona
   WorkCare, Inc.                                           Texas
     Everest Re Holdings, Ltd.                              Bermuda
     Everest Re Ltd.                                        United Kingdom
     Cra-Co Holdings, Ltd.                                  Georgia
       Southeastern Security Insurance Company              Georgia
         Adjusters Unlimited, Inc.                          Georgia
   Mt. McKinley Managers, L.L.C.                            New Jersey
     WorkCare Southeast, Inc.                               Alabama
     WorkCare Southeast of Georgia, Inc.                    Georgia
Everest Reinsurance (Bermuda), Ltd.                         Bermuda
Everest Global Services, Inc.                               Delaware